UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2003

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

California	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Town Center Drive, Suite 200, Dearborn, MI	48126-2716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 336-3000

Item 5. Other Events.

On June 23, 2003, Amerigon Incorporated (“Amerigon”) announced that it has signed an agreement to sell 1 million newly-issued shares of Amerigon Common Stock, no par value, at $2.50 per share for gross proceeds of $2,500,000. The shares to be sold will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In separate transactions, voluntary exercises of warrants held by institutional investors are expected to result in gross proceeds to Amerigon of $500,000. An aggregate of 250,000 warrants will be voluntarily exercised at an exercise price of $2.00 per warrant. All of these transactions are expected to fund and close on Friday, June 27, 2003.

A copy of the Company’s news release announcing the offering is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7. Financial Statements and Exhibits

Exhibit 99.1:    Company news release dated June 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ SANDRA L. GROUF
Sandra L. Grouf, Corporate Secretary and Treasurer

Date: June 23, 2003

Exhibit Index

99.1    Company news release dated June 23, 2003.